Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Senior Income Fund
333-86619
811-09571

An annual meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a new Investment Management
Agreement and a new sub-advisory agreement.

Voting results for the new investment management agreement and the new sub-advisory agreement are as follows:

<c>To approve a new
investment management
agreement
 <c>Common and
Preferred shares
voting together as a
class
   For
 16,151,695
   Against
587,476
   Abstain
 361,824
   Broker Non-Votes
 5,961,402
      Total
23,062,397


To approve a new sub-advisory
agreement between Nuveen
Asset Management and
Symphony Asset Mangement
 LLC.

   For
15,991,175
   Against
649,300
   Abstain
460,520
   Broker Non-Votes
5,961,402
      Total
23,062,397

Proxy materials are herein incorporated by reference to the SEC filing on August 27, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 013073